Exhibit 10.1
                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of this 23rd day of October, 2006 (the "Effective Date"), by and between ImmuneRegen BioSciences, Inc., a Delaware corporation (the "Company"), and Hal Siegel, an individual ("Employee"), with reference to the following facts:


RECITALS

          WHEREAS, the Company desires that Employee be employed as Senior Director of Product Development and Regulatory Affairs of the Company; and

          WHEREAS, Employee is willing to be employed by the Company and provide services to the Company under the terms and conditions herein stated.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:


AGREEMENT

1.   EMPLOYMENT, SERVICES, AND DUTIES

     1.1 EMPLOYMENT. The Company hereby employs Employee as Senior Director of Product Development and Regulatory Affairs of the Company and Employee hereby accepts such employment as of the Effective Date upon the terms, covenants and conditions set forth herein. Employee shall render his/her services to the Company by and subject to the instructions and directions of the Company's President and Chief Executive Officer to whom Employee shall directly report.

     1.2 DUTIES. Employee shall perform all duties assigned to him/her by the Company's President and Chief Executive Officer to the best of his/her ability and in a manner satisfactory to the Company.

     1.3  TIME AND EFFORTS.  Employee  shall devote his/her  full-time  efforts, attention, and energies to the business of the Company. Notwithstanding the foregoing, Employee may perform services for other persons, businesses and organizations, provided that the performance of such services does not interfere and is not inconsistent with the Employee's performance of his/her duties and obligations under this Agreement, including without limitation, the Employee's duties and obligations under Section 6 of this Agreement. Subject to the limitations of the preceding sentence, the Company hereby acknowledges and agrees that (a) Employee provides consulting services to Zila, Inc. and (b) employee's continuing service to Zila, Inc. during the term of this Agreement shall be permitted.


2.   TERM

     The term of employment under this Agreement ("Term of Employment") shall commence on the Effective Date and, subject to the provisions of Section 4 below, shall continue for two years.

3.   COMPENSATION

     As the total consideration for Employee's services rendered hereunder, Employee shall be entitled to the following:

     3.1 BASE SALARY. A salary of $200,000 for the first 12 months of full-time employment (the "First Year Salary"). A salary of $210,000 in the second year (the "Second Year Salary and collectively with the First Year Salary and the Second Year Salary, the "Base Salary"). The Base Salary shall be payable in regular installments in accordance with the customary payroll practices of the Company. Employee's Base Salary shall be subject to such payroll deductions as required by law or as appropriate under the Company's payroll deduction procedures.

     3.2 COMMON STOCK. Employee shall be issued 200,000 five-year incentive stock options on shares of IRBO common stock from the Employee Stock Option Plan upon the Effective Date of this Agreement. The strike price of the options will be equal to the closing share price on the OTC Bulletin Board of IRBO common shares on the Effective Date and the options will vest 30 days after the Effective Date of this agreement .

     3.3 BONUS. Employee shall be entitled to a discretionary bonus pursuant to those terms set forth in Exhibit A hereto.

     3.4 EXPENSES. During the Term of Employment, Employee is entitled to reimbursement for reasonable and necessary business expenses, per Company policy, incurred by Employee in connection with the performance of Employee's duties hereunder provided that (a) such expenses are ordinary and necessary expenses incurred on behalf of the Company, and (b) Employee provides the Company with itemized accounts, receipts and other documentation for such expenses, to be reviewed by the Company's C.E.O., as are reasonably required by the Company.

     3.5 VACATION. Employee shall be entitled to three weeks vacation time each year during the first and second years of the Term of Employment without loss of compensation during the Term of Employment. Employee's vacation shall be governed by the Company's usual policies applicable to all Employees.

     3.6 FRINGE BENEFITS. Employee shall be entitled to participate in or receive benefits under any employee benefit plan or other arrangement made available by the Company to its executive personnel, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.


4.   TERMINATION

     Employee's employment shall terminate prior to the expiration of the Term of Employment set forth in Section 2 above upon the happening of the following:

     4.1 TERMINATION FOR CAUSE. The Company may terminate this Agreement for Cause. For purposes of this Agreement, "Cause" shall mean:

          (a) a material act of dishonesty in connection with the Employee's responsibilities as an employee of the Company;
          (b) Employee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude;
          (c) Employee's gross misconduct which has a material adverse effect on the Company; or
          (d) Employee's consistent and willful failure to perform his/her employment duties where such failure is not cured within 30 days after written notice to Employee by the Company.

          Any termination for Cause shall be made by written notice to the Employee, which shall set forth in reasonable detail all acts or omissions upon which the Company is relying for the termination.

     4.2 TERMINATION WITHOUT CAUSE. The Company may terminate the employment of Employee and all of the Company's obligations hereunder (except as hereinafter provided) at any time and for any reason or for no reason during the Term of Employment without Cause by giving Employee written notice of such termination, to be effective 15 days following the giving of such written notice.

     4.3  TERMINATION  DUE  TO  DISABILITY  OR  DEATH,   Employee's   employment
          hereunder:


          (a) May be terminated by the Company upon 15 days' notice to Employee in the event that the Company in good faith determines that Employee has been unable to satisfactorily perform his/her duties under this Agreement for an aggregate of 90 days within any 12-month period, or can reasonably be expected to be unable to do so for such period, as the result of Employee's disability, and within 15 days of receipt of such notice, Employee shall not have returned to the full-time, continuing performance of his/her duties hereunder, and
          (b)  Will terminate immediately upon the death of Employee.

          For purposes of this Section 4.3, the Employee shall be considered disabled or to be suffering from a disability if the Employee is unable, after any reasonable accommodations required by the Americans with Disabilities Act or any applicable state law, to perform the essential functions of his position because of a physical or mental impairment. In the absence of agreement between Company and the Employee, whether the Employee is disabled or suffering from a disability (and the date as of which Employee became disabled) will be determined by a licensed physician selected by Company. If a licensed physician selected by the Employee disagrees with the determination of the physician selected by Company, the two (2) physicians shall select a third physician. The decision of the third physician concerning the Employee's disability then shall be binding and conclusive on all interested parties.

     4.4 The Employee shall at all times have the right, by written notice not less than thirty (30) days prior to the termination date, to terminate the Term of Employment.

5.   EFFECT OF TERMINATION

     5.1 TERMINATION FOR CAUSE. In the event that Employee's employment is terminated pursuant to Sections 4.1 above, the Company shall pay to Employee, or his/her representatives, on the date of termination of employment (the "Termination Date"), in satisfaction in full for all of its obligations hereunder, the following:

          (a) Two months salary and payment for any accrued vacation provided for in Section 3.5, in each case computed on a pro rata basis to the Termination Date; and
          (b) Any expense reimbursements due and owing to Employee as of the Termination Date.

     5.2 TERMINATION FOR DEATH OR DISABILITY. In the event Employee's employment is terminated pursuant to Section 4.3, the Company shall pay to Employee, or his/her representatives, on the Termination Date in satisfaction in full for all of its obligations hereunder, the following:

          (a) in the case of termination due to death, payment for any accrued vacation provided for in Section 3.5, in each case computed on a pro rata basis to the Termination Date; and
          (b) in the case of termination due to disability, two months salary and payment for any accrued vacation provided for in Section 3.5, in each case computed on a pro rata basis to the Termination Date; and
          (c) in the case of termination due to either death or disability, any unpaid Base Salary and Bonus and expense reimbursements due and owing to Employee as of the Termination Date.

     5.3 TERMINATION WITHOUT CAUSE OR A CONSTRUCTIVE TERMINATION. In the event Employee's employment is terminated pursuant to Section 4.2 or in the event a Constructive Termination occurs as Constructive Termination is defined in the Change-of-Control Agreement by and between the Company and Employee of even date herewith (the "Change-of-Control Agreement"), the Company shall pay to Employee, his/her representatives, on the Termination Date in satisfaction in full for all of its obligations hereunder, the following:

          (a) the remainder of the salary for the year or six months salary, whichever is greater and payment for any accrued vacation provided for in Section 3.5, in each case computed on a pro rata basis to the Termination Date; and
          (b) any unpaid Base Salary and Bonus and expense reimbursements due and owing to Employee as of the Termination Date.

     5.4 TERMINATION BY EMPLOYEE. In the event Employee's employment is terminated pursuant to Section 4.4 and such termination of employment is not a Constructive Termination as defined in the Change-of-Control Agreement, the Company shall pay to Employee on the Termination Date in satisfaction in full of all of its obligations hereunder:

          (a) unpaid Base Salary and Bonus and expense reimbursements due and owing to Employee as of the Termination Date; and
          (b) any accrued vacation provided for in Section 3.5, computed on a pro rata basis to the Termination Date.

6.   NON-COMPETITION; CONFIDENTIALITY; NON-SOLICITATION

     6.1 COVENANT NOT TO COMPETE. During the Term of Employment, neither Employee nor any affiliate of Employee, shall compete in any manner, directly or indirectly, with the business of the Company and/or its affiliates (that is, the business of developing, manufacturing, marketing or selling products or services similar to those of the Company and/or its affiliates), or own, manage, operate, control, participate or have any interest in or be connected in any manner with the ownership or control of any business developing, manufacturing, marketing or selling products or services similar to those of the Company and/or its affiliates. As used in this Agreement, an "affiliate" of Employee is any spouse, parent, child, or sibling of Employee, or any corporation, partnership, association or their business entity which directly or indirectly is controlled or can have its acts affected by Employee or in which Employee has an investment. Nothing contained in this Agreement shall be deemed to preclude Employee from purchasing or owning, directly or beneficially, as a passive investment, less than five percent (5%) of any class of publicly traded securities of any corporation so long as Employee does not actively participate in or control, directly or indirectly, any investment or other decisions with respect to such corporation.

     6.2 CONFIDENTIALITY AND RETURN OF COMPANY DOCUMENTS. Employee recognizes and acknowledges that by virtue of his/her employment with the
          Company, he/she will have access to certain trade secret and confidential information of the Company and that such information constitutes valuable, special and unique property of the Company, and derives economic value because it is not generally known to the public or to others who could benefit from its disclosure or use ("Trade Secrets"). Trade Secrets include, but are not limited to, the following:

          (a) customer and contact information such as customer lists and other information concerning particular needs, problems, likes or dislikes of the Company's customers and contacts;
          (b)  the identities of the Company's customers and contacts;
          (c) price information, such as price lists, the contents of bids, and other information concerning costs or profits;
          (d) technical information, such as formulae, know-how, computer programs, software, source and object codes, secret processes or machines, inventions and research projects, documentation, or other methods or processes;
          (e) business information relating to costs, profits, sales, markets, suppliers, plans for further development, market studies or research projects;
          (f)  personnel  or a  compilation  of data  concerning  the  Company's employees and independent contractors; and (g) any other information valuable because of it private or confidential nature.

          Employee agrees that during the term of employment, and for three years thereafter, he/she will not reproduce, copy or disclose the Company's Trade Secrets and confidential business information to any person, firm, corporation, association or other entity for any reason or purposes whatsoever, nor will Employee advise, discuss or in any way assist any other person or firm (including customers or former customers of the Company) in obtaining or learning about the Company's Trade Secrets. Employee covenants and acknowledges that upon separation from employment with the Company, he/she shall immediately surrender to the Company all of the Company's Trade Secrets and any and all such documents, materials or other tangible items pertaining to these Trade Secrets that he/she may possess and that such Trade Secrets shall be and remain the sole property of the Company. Employee agrees that if he/she is in doubt as to whether any information, material, or document is a Trade Secret or is confidential, he/she will contact the board of directors of the Company before disclosing or using such information for any purpose other than in furtherance of Employee's duties as an employee of the Company. Employee agrees that it will not work for a company competing directly with the Company during the term of his/her employment with the Company under this Agreement.

          6.3 SOLICITATION OF THE COMPANY'S EMPLOYEES OR CUSTOMERS. Employee agrees that at any time during the term of his/her employment and for three (3) years after that term he/she shall not solicit, directly or indirectly, any employees of the Company to leave employment by the Company to work for or with Employee or any competitor of Company nor solicit any of the Company's customers or potential customers who were solicited by the Company within a twelve (12) month period immediately prior to the termination of Employee's engagement.

          6.4 SURVIVAL OF CONFIDENTIALITY AND NON-SOLICITATION. The requirements and covenants of this Section 6.2 and 6.3 shall survive and continue after the Term of Employment. Employee recognizes and agrees that violation or threatened violation of any provision contained in this Section 6 will cause irreparable damage or injury to the Company and that the Company's remedies at law for any breach of this Section 6 may not be adequate, and the exact amount of the Company's damages in the event of such breach may be impossible to ascertain. Therefore, the Company shall be entitled, as a matter of right, without further notice and without the necessity of posting bond thereof, to injunctive and other equitable relief restraining any threatened or further violation of this Section. The Company's right to an injunction shall be in addition to, and not in limitation of, any and other rights and remedies it may have against Employee, including, but not limited to, the recovery of damages.

7.   NOTIFICATION TO NEW EMPLOYER.

          If Employee leaves the employ of the Company, Employee consents to the Company's notification to any new employer of Employee's and Company's rights and obligations under this Agreement.

8.   SEVERABILITY

          Should any term, provision, covenant or condition or this Agreement be held to be void or invalid, the same shall not affect any other term, provision, covenant or condition of this Agreement, but such remainder shall continue in full force and effect as though each such voided term, provision, covenant or condition is not contained herein.

9.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

          This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Phoenix, Arizona in any action or proceeding arising out of or relating to this Agreement and further agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner so provided by law.

10.  BINDING AGREEMENT

          This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns.

11.  CAPTIONS

          The Section captions herein are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

12.  ENTIRE AGREEMENT

          This Agreement (along with the Change-of-Control Agreement) contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, with the Company. Any such prior agreements are hereby terminated and of no further effect and Employee, by the execution hereof, agrees that any compensation provided for under any such prior agreement(s) is specifically superseded and replaced by the provision of this Agreement. No modification of this Agreement shall be valid unless made by the unanimous written consent of the board of directors of the Company. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

13.  NOTICE

          All notices and other communications under this Agreement shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

                       If to the Company:

                       ImmuneRegen BioSciences, Inc.
                       4021 N. 75th Street, Suite 201
                       Scottsdale, AZ  85251
                       Attention:  Michael K. Wilhelm

                       With a copy to:

                       Kirkpatrick & Lockhart, Nicholson, Graham LLP 10100 Santa Monica Blvd., 7th Floor
                       Los Angeles, CA  90067
                       Attention:  Thomas J. Poletti, Esq.


                       If to Employee:

                       Hal Siegel
                       7111 E. McDonald Drive
                       Paradise Valley, AZ  85253-5406


14.  ATTORNEY'S FEES

          In the event that any party shall bring an action, reference, arbitration or proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action, reference, arbitration or proceeding as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party all reasonable costs and expenses of such action, reference, arbitration or proceeding, including reasonable attorneys' fees, court costs, costs of investigation, expert witness fees and other costs reasonably related to such proceeding.




IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.


                                            "COMPANY"

                                            IMMUNEREGEN BIOSCIENCES, INC.
                                            a Delaware corporation


                                            By:  /s/ Michelle R. Laroche
                                                 -------------------------------
                                                 Michelle R. Laroche, Secretary




                                            By:  /s/ Michael K. Wilhelm
                                                 -------------------------------
                                                 Michael K. Wilhelm, CEO



                                            And

                                            "EMPLOYEE"

                                                 /s/ Hal Siegel
                                                 -------------------------------
                                                 Hal Siegel

                                    Exhibit A
                               Discretionary Award


          In addition to Base Salary, the Employee shall be eligible to receive a quarterly discretionary award based upon the Employee's and the Company's performance for the preceding quarter of the Company's fiscal year. Such discretionary award shall be in the form of Stock Options under the Company's 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the "Stock Option").

          Additionally, the Employee shall be eligible to receive a quarterly grant of a five-year option to purchase up to 10,000 (ten thousand) shares of the Company's Common Stock with an exercise price equal to 85% of the fair market value of the Company's Common Stock on the date such option is issued (the "Options"). The amount of Stock Options constituting such grant shall be determined by the Compensation Committee of the Board of Directors in its sole discretion. Such grant shall be made as of the last day of the applicable quarter provided that Employee is actively employed by the Company on such date.